Press Release

Exhibit 99.1
Company Contact:

Patrick S. Barrett
Chief Financial Officer
OceanFirst Financial Corp.
Tel: (732) 240-4500, ext. 27507
Email: pbarrett@oceanfirst.com

FOR IMMEDIATE RELEASE

OCEANFIRST FINANCIAL CORP.
ANNOUNCES QUARTERLY AND ANNUAL
FINANCIAL RESULTS

    RED BANK, NEW JERSEY, January 23, 2025 - OceanFirst Financial Corp. (NASDAQ:“OCFC”) (the “Company”), the holding company for OceanFirst Bank N.A. (the “Bank”), announced net income available to common stockholders of $20.9 million, or $0.36 per diluted share, for the quarter ended December 31, 2024, a decrease from $26.7 million, or $0.46 per diluted share, for the corresponding prior year period, and $24.1 million, or $0.42 per diluted share, for the prior linked quarter. For the year ended December 31, 2024, the Company reported net income available to common stockholders of $96.0 million, or $1.65 per diluted share, a decrease from $100.0 million, or $1.70 per diluted share, for the prior year. Selected performance metrics are as follows (refer to “Selected Quarterly Financial Data” for additional information):

	For the Three Months Ended,			For the Year Ended,
Performance Ratios (Quarterly Ratios Annualized):	December 31,	September 30,	December 31,	December 31,	December 31,
	2024	2024	2023	2024	2023
Return on average assets	0.61%	0.71%	0.78%	0.71%	0.74%
Return on average stockholders’ equity	4.88	5.68	6.41	5.70	6.13
Return on average tangible stockholders’ equity (a)	7.12	8.16	9.33	8.24	8.97
Return on average tangible common equity (a)	7.47	8.57	9.81	8.65	9.44
Efficiency ratio	67.86	65.77	60.38	63.99	61.71
Net interest margin	2.69	2.67	2.82	2.72	3.02
(a) Return on average tangible stockholders’ equity and return on average tangible common equity (“ROTCE”) are non-GAAP (“generally accepted accounting principles”) financial measures and exclude the impact of intangible assets and goodwill from both assets and stockholders’ equity. ROTCE also excludes preferred stock from stockholders’ equity. Refer to “Explanation of Non-GAAP Financial Measures,” “Selected Quarterly Financial Data” and “Non-GAAP Reconciliation” tables for additional information regarding non-GAAP financial measures.

Core earnings1 for the quarter and year ended December 31, 2024 were $22.1 million and $93.6 million, respectively, or $0.38 and $1.60 per diluted share, a decrease from $26.3 million and $104.7 million, or $0.45 and $1.78 per diluted share, for the corresponding prior year periods, and a decrease from $23.2 million, or $0.39 per diluted share, for the prior linked quarter.
Core earnings PTPP1 for the quarter and year ended December 31, 2024 were $29.6 million and $129.4 million, respectively, or $0.51 and $2.22 per diluted share, as compared to $37.9 million and $156.6 million, or $0.65 and $2.66 per diluted share, for the corresponding prior year periods, and $30.9 million, or $0.53 per diluted share, for the prior linked quarter. Selected performance metrics are as follows:

	For the Three Months Ended,			For the Year Ended,
	December 31,	September 30,	December 31,	December 31,	December 31,
Core Ratios[1] (Quarterly Ratios Annualized):	2024	2024	2023	2024	2023
Return on average assets	0.65%	0.69%	0.77%	0.69%	0.78%
Return on average tangible stockholders’ equity	7.51	7.85	9.20	8.03	9.39
Return on average tangible common equity	7.89	8.24	9.67	8.43	9.89
Efficiency ratio	67.74	66.00	60.02	64.57	60.61
Core diluted earnings per share	$0.38	$0.39	$0.45	$1.60	$1.78
Core PTPP diluted earnings per share	0.51	0.53	0.65	2.22	2.66

1 Core earnings and core earnings before income taxes and provision for credit losses (“PTPP or Pre-Tax-Pre-Provision”), and ratios derived therefrom, are non-GAAP financial measures. For the periods presented, core earnings exclude merger related expenses, net branch consolidation expense, net (gain) loss on equity investments, net loss on sale of investments, net gain on sale of trust business, the opening provision for credit losses in connection with the acquisition of Spring Garden Capital Group, LLC (“Spring Garden”), the Federal Deposit Insurance Corporation (“FDIC”) special assessment, and the income tax effect of these items, (collectively referred to as “non-core” operations). PTPP excludes the aforementioned pre-tax “non-core” items along with income tax expense (benefit) and provision for credit losses (exclusive of the Spring Garden provision). Refer to “Explanation of Non-GAAP Financial Measures” and the “Non-GAAP Reconciliation” tables for additional information regarding non-GAAP financial measures.

Key developments for the recent quarter are described below:
•Margin Expansion: Net interest margin increased two basis points to 2.69% from 2.67% and net interest income increased by $1.1 million to $83.3 million. Excluding the impact of purchase accounting accretion and prepayment fees of 0.02% in the prior quarter, net interest margin expanded four basis points to 2.69% from 2.65%.
•Loan Growth: Loan growth for the quarter was $95.9 million, or 4% annualized, reflecting a 20% increase in originations to $515.2 million. The loan pipeline remained strong at $306.7 million.
•Deposit Growth: Total deposits were $10.1 billion for both the current and prior linked quarter. Excluding $126.3 million of brokered deposit run-off, deposits increased $76.5 million, or 3% annualized. Brokered deposits have decreased $556.8 million since December 31, 2023. Average cost of deposits for the quarter was 2.32%, with spot rates at December 31, 2024 continuing to decline across all deposit types.
Chairman and Chief Executive Officer, Christopher D. Maher, commented on the Company’s results, “We are pleased to present our current quarter results, which reflects an inflection point in net interest income and margin, loan and deposit growth, and continued strong asset quality. The quarter includes the impact of our acquisition of a specialty finance company, which has complemented our existing product offerings.” Mr. Maher added, “As we turn to 2025, the Company remains focused on high quality growth while maintaining our expense and credit discipline.”
The Company’s Board of Directors declared its 112th consecutive quarterly cash dividend on common stock. The quarterly cash dividend on common stock of $0.20 per share will be paid on February 14, 2025 to common stockholders of record on February 3, 2025. The Company’s Board of Directors previously declared a quarterly cash dividend on preferred stock of $0.4375 per depositary share, representing 1/40th interest in the Series A Preferred Stock. This dividend will be paid on February 17, 2025 to preferred stockholders of record on January 31, 2025.

Results of Operations
The current quarter was favorably impacted by a continued mix-shift and repricing of funding costs, partly offset by a decrease in yields on interest-earning assets due to lower market interest rates. The current quarter results also include the acquisition of Spring Garden Capital Group, LLC (“Spring Garden”)2, which the Company recognized a $1.4 million initial provision for credit losses through earnings. Additionally, the current quarter includes $768,000 of non-recurring death benefits on bank owned life insurance and income tax expense was positively impacted by utilization of tax credits.
Net Interest Income and Margin
Quarter ended December 31, 2024 vs. December 31, 2023
Net interest income decreased to $83.3 million, from $87.8 million, primarily reflecting the net impact of the rate environment. Net interest margin decreased to 2.69%, from 2.82%, which included the impact of purchase accounting accretion and prepayment fees of 0.05% in the prior period. Net interest margin decreased primarily due to the increase in cost of funds outpacing the yield on average interest earning assets.
Average interest-earning assets decreased by $17.7 million, due to a decrease in interest-earning cash deposits and net loans, largely offset by an increase in securities. The average yield for interest-earning assets remained relatively stable at 5.15%, from 5.16%.
The cost of average interest-bearing liabilities increased to 3.04%, from 2.91%, primarily due to higher cost of deposits, partially offset by lower cost of total borrowings. The total cost of deposits increased 10 basis points to 2.32%, from 2.22%. Average interest-bearing liabilities increased by $76.4 million, primarily due to an increase in total borrowings, partly offset by a decrease in total deposits.
Year ended December 31, 2024 vs. December 31, 2023
Net interest income decreased to $334.0 million, from $369.7 million, reflecting the net impact of the interest rate environment. Net interest margin decreased to 2.72%, from 3.02%, which included
2 The acquisition of Spring Garden was effective October 1, 2024.

the impact of purchase accounting accretion and prepayment fees of 0.02% and 0.05% for the respective periods.
Average interest-earning assets increased by $29.8 million, primarily driven by redeployment of cash into securities, which grew by $179.0 million. The average yield increased to 5.23%, from 4.96%.
The total cost of average interest-bearing liabilities increased to 3.10%, from 2.45% primarily due to higher cost of deposits. The total cost of deposits increased to 2.36%, from 1.68%. Average interest-bearing liabilities increased by $212.2 million, primarily due to an increase in total deposits.
Quarter ended December 31, 2024 vs. September 30, 2024
Net interest income increased by $1.1 million and net interest margin increased to 2.69%, from 2.67%, which included the impact of purchase accounting accretion of 0.02% in the prior linked quarter.
Average interest-earning assets increased by $98.8 million, primarily due to increases in residential loans and securities. The yield on average interest-earning assets decreased to 5.15%, from 5.26% due to the lower market interest rate environment.
The total cost of average interest-bearing liabilities decreased to 3.04%, from 3.20%, primarily due to lower cost of deposits and Federal Home Loan Bank (“FHLB”) advances. The total cost of deposits decreased to 2.32%, from 2.44%. Average interest-bearing liabilities increased $112.8 million, primarily due to an increase in deposits and FHLB advances, partly offset by a decrease in other borrowings.
Provision for Credit Losses
Provision for credit losses for the quarter and year ended December 31, 2024, which included a $1.4 million initial provision for credit losses related to the acquisition of Spring Garden and the total provision for credit losses, was $3.5 million and $7.7 million, respectively, as compared to $3.2 million and $17.7 million for the corresponding prior year periods, and $517,000 in the prior linked quarter.

The reserve build in the quarter was driven by the net change in downside macro-economic forecasts utilized in the estimate, partly offset by a decrease of $31.0 million, or 16%, in criticized and classified assets.
Net loan recoveries were $158,000 and net loan charge-offs were $1.6 million for the quarter and year ended December 31, 2024, respectively, as compared to net loan charge-offs of $35,000 and $8.4 million for the quarter and year ended December 31, 2023. Net loan recoveries were $88,000 in the prior linked quarter. The current and prior year included partial charge-offs of $1.6 million and $8.4 million, respectively, for a single commercial real estate relationship. Refer to “Asset Quality” section for further discussion.
Non-interest Income
Quarter ended December 31, 2024 vs. December 31, 2023
Other income increased to $12.2 million, as compared to $11.9 million. Other income was favorably impacted by non-core operations of $2.2 million in the prior year, related to net gains on equity investments.
Excluding non-core operations, other income increased $2.6 million. The primary drivers were increases in income from bank owned life insurance of $1.1 million, related to non-recurring death benefits of $768,000 in the current year, fees and service charges of $892,000, primarily related to increased title fees, and net gain on sale of loans of $767,000.
Year ended December 31, 2024 vs. December 31, 2023
Other income increased to $50.2 million, as compared to $33.6 million. The current period was favorably impacted by non-core operations related to net gains on equity investments of $4.2 million and a $2.6 million gain on sale of a portion of the Company’s trust business. The prior year was adversely impacted by non-core operations of $4.4 million, primarily related to losses on sale of investments.

Excluding non-core operations, other income increased $5.3 million. The primary drivers were increases in the cash surrender value of bank owned life insurance of $2.6 million, which included one-time death benefits of $1.3 million, net gain on sale of loans of $1.9 million, and a non-recurring gain on sale of assets held for sale of $855,000. This was partially offset by a decrease in trust and asset management revenue of $784,000, related to the sale of a portion of the Company’s trust business.
Quarter ended December 31, 2024 vs. September 30, 2024
Other income in the prior quarter was $14.7 million, which included non-core operations of $1.4 million related to net gains on equity investments and $1.4 million related to gain on sale of a portion of the Company’s trust business. Excluding non-core operations, other income increased by $411,000. The primary drivers were increases in income from bank owned life insurance of $759,000 and net gain on sale of loans of $571,000, partly offset by a decrease in gain on sale of assets held for sale of $855,000, related to activity in the prior quarter.
Non-interest Expense
Quarter ended December 31, 2024 vs. December 31, 2023
Operating expenses increased to $64.8 million, as compared to $60.2 million. Operating expenses were adversely impacted by non-core items of $110,000 from the merger related expenses in the current year and $1.7 million from an FDIC special assessment in the prior year.
Excluding non-core operations, operating expenses increased by $6.2 million. The primary drivers were increases in compensation and benefits of $4.5 million, primarily due to the acquisitions during the year, and other operating expenses of $1.8 million, which was partly due to additional loan servicing expenses.
Year ended December 31, 2024 vs. December 31, 2023
Operating expenses decreased to $245.9 million, as compared to $248.9 million. Operating expenses in the current year were adversely impacted by $2.2 million of non-core operations of merger related expenses and FDIC special assessments, and in the prior year by $1.8 million for FDIC special assessments, merger related and net branch consolidation expenses.
Excluding non-core operations, operating expenses decreased by $3.5 million. This was due to a decrease in professional fees of $8.8 million as the Company realized benefits from the performance improvement initiatives and investments made in the prior year. This was partially offset by increases in other operating expense of $3.0 million, which was partly due to additional loan servicing expenses, and compensation and benefits of $2.5 million, primarily due to the acquisitions during the year.
Quarter ended December 31, 2024 vs. September 30, 2024
Operating expenses in the prior linked quarter were $63.7 million and were adversely impacted by non-core operations of $1.7 million related to merger related expenses. Excluding non-core operations, operating expenses increased by $2.7 million. The primary drivers were increases in compensation and benefits expense of $758,000 and data processing of $426,000, primarily related to acquisitions during the year. Additionally, there were increases in professional fees of $650,000 and other operating expense of $532,000, which was partly related to title costs.
Income Tax Expense
    The provision for income taxes was $5.1 million and $30.3 million for the quarter and year ended December 31, 2024, respectively, as compared to $8.6 million and $32.7 million, for the same prior year periods, and $7.5 million for the prior linked quarter. The effective tax rate was 18.7% and 23.2% for the quarter and year ended December 31, 2024, respectively, as compared to 23.6% and 23.9% for the same prior year periods, and 22.9% for the prior linked quarter. The Company’s current quarter effective tax rate was positively impacted by utilization of higher tax credits as compared to the same prior year period and the year ended December 31, 2024 was adversely impacted by the non-recurring write-off of a deferred tax asset of $1.2 million net of other state effects and credits.

Financial Condition
December 31, 2024 vs. December 31, 2023
Total assets decreased by $117.0 million to $13.42 billion, from $13.54 billion, primarily due to decreases in loans and securities. Total loans decreased by $76.5 million to $10.12 billion, from $10.19 billion, primarily due to a decrease in the total commercial portfolio of $126.6 million driven by loan payoffs, partly offset by an increase in residential loans of $70.2 million. The loan pipeline increased by $123.6 million to $306.7 million, from $183.0 million. Debt securities held-to-maturity decreased by $113.9 million to $1.05 billion, from $1.16 billion, primarily due to principal repayments. Debt securities available-for-sale increased by $73.6 million to $827.5 million, from $753.9 million, primarily due to new purchases. Goodwill increased by $17.2 million to $523.3 million, from $506.1 million due to the acquisition of Spring Garden.
    Total liabilities decreased by $157.8 million to $11.72 billion, from $11.88 billion primarily related to lower deposits and a funding mix shift. Deposits decreased by $368.6 million to $10.07 billion, from $10.43 billion, primarily due to decreases in time deposits of $364.5 million and high-yield savings accounts of $332.4 million, offset by increases in money market accounts of $279.4 million. Time deposits decreased by $364.5 million to $2.08 billion, from $2.45 billion, representing 20.7% and 23.4% of total deposits, respectively, which was primarily related to planned runoff of brokered time deposits, which decreased by $556.8 million, offset by increases in retail time deposits of $203.5 million. The loans-to-deposit ratio was 100.5%, as compared to 97.7%. FHLB advances increased by $224.0 million to $1.07 billion, from $848.6 million as a result of lower-cost funding availability.
Capital levels remain strong and in excess of “well-capitalized” regulatory levels at December 31, 2024, including the Company’s estimated common equity tier one capital ratio, which increased to 11.2%, up approximately 30 basis points from December 31, 2023.

    Total stockholders’ equity increased to $1.70 billion, as compared to $1.66 billion, primarily reflecting net income, partially offset by capital returns comprising of dividends and share repurchases. For the year ended December 31, 2024, the Company repurchased 1,383,238 shares totaling $21.5 million at a weighted average cost of $15.38. The Company had 1,551,200 shares available for repurchase under the authorized repurchase program at December 31, 2024. Additionally, accumulated other comprehensive loss decreased by $5.0 million primarily due to increases in fair market value of available-for-sale debt securities, net of tax.
The Company’s tangible common equity3 increased by $20.5 million to $1.11 billion. The Company’s stockholders’ equity to assets ratio was 12.69% at December 31, 2024, and tangible common equity to tangible assets ratio increased by 24 basis points during the quarter to 8.62%, primarily due to the drivers described above.
Book value per common share increased to $29.08, as compared to $27.96. Tangible book value per common share3 increased to $18.98, as compared to $18.35.
Asset Quality
December 31, 2024 vs. December 31, 2023
The Company’s non-performing loans increased to $35.5 million from $29.5 million, primarily due to acquired purchase credit deteriorated (“PCD”) loans from Spring Garden, and represented 0.35% and 0.29% of total loans, respectively. The allowance for loan credit losses as a percentage of total non-performing loans was 207.19%, as compared to 227.21%. The level of 30 to 89 days delinquent loans increased to $36.6 million, from $19.2 million. Criticized and classified assets increased by $12.9 million to $159.9 million from $146.9 million. The Company’s allowance for loan credit losses was 0.73% of total loans as compared to 0.66%. Refer to “Provision for Credit Losses” section for further discussion.
3 Tangible book value per common share and tangible common equity to tangible assets are non-GAAP financial measures and exclude the impact of intangible assets, goodwill, and preferred equity from both stockholders’ equity and total assets. Refer to “Explanation of Non-GAAP Financial Measures” and the “Non-GAAP Reconciliation” tables for additional information regarding non-GAAP financial measures.

The Company’s asset quality, excluding PCD loans, was as follows. Non-performing loans increased to $27.6 million, from $26.4 million. The allowance for loan credit losses as a percentage of total non-performing loans was 266.73%, as compared to 254.64%. The level of 30 to 89 days delinquent loans, also excluding non-performing loans, increased to $33.6 million, from $17.7 million.
Explanation of Non-GAAP Financial Measures
    Reported amounts are presented in accordance with GAAP. The Company’s management believes that the supplemental non-GAAP information, which consists of reported net income excluding non-core operations and in some instances excluding income taxes and provision for credit losses, and reporting equity and asset amounts excluding intangible assets, goodwill or preferred stock, all of which can vary from period to period, provides a better comparison of period-to-period operating performance. Additionally, the Company believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and, therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures, which may be presented by other companies. Refer to the Non-GAAP Reconciliation table at the end of this document for details on the earnings impact of these items.
Annual Meeting
The Company also announced today that its Annual Meeting of Stockholders will be held on Monday, May 19, 2025 at 8:00 a.m. Eastern Time. The record date for stockholders to vote at the Annual Meeting is Tuesday, March 25, 2025. Additional information regarding virtual access to the meeting will be distributed prior to the meeting.

Conference Call
    As previously announced, the Company will host an earnings conference call on Friday, January 24, 2025 at 11:00 a.m. Eastern Time. The direct dial number for the call is 1-833-470-1428, toll free, using the access code 688131. For those unable to participate in the conference call, a replay will be available. To access the replay, dial 1-866-813-9403, access code 651816, from one hour after the end of the call until February 21, 2025. The conference call will also be available (listen-only) by internet webcast at www.oceanfirst.com - in the Investor Relations section.
* * *
    OceanFirst Financial Corp.’s subsidiary, OceanFirst Bank N.A., founded in 1902, is a $13.4 billion regional bank providing financial services throughout New Jersey and in the major metropolitan areas between Massachusetts and Virginia. OceanFirst Bank delivers commercial and residential financing, treasury management, trust and asset management, and deposit services and is one of the largest and oldest community-based financial institutions headquartered in New Jersey. To learn more about OceanFirst, go to www.oceanfirst.com.

Forward-Looking Statements

In addition to historical information, this news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “will,” “should,” “may,” “view,” “opportunity,” “potential,” or similar expressions or expressions of confidence. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to: changes in interest rates, inflation, general economic conditions, including potential recessionary conditions, levels of unemployment in the Company’s lending area, real estate market values in the Company’s lending area, potential goodwill impairment, natural disasters, potential increases to flood insurance premiums, the current or anticipated impact of military conflict, terrorism or other geopolitical events, the imposition of tariffs or other domestic or international governmental policies impacting the value of the products of our borrowers, the level of prepayments on loans and mortgage-backed securities, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, the availability of low-cost funding, changes in liquidity, including the size and composition of the Company’s deposit portfolio, and the percentage of uninsured deposits in the portfolio, changes in capital management and balance sheet strategies and the ability to successfully implement such strategies, competition, demand for financial services in the Company’s market area, changes in consumer spending, borrowing and saving habits, changes in accounting principles, a failure in or breach of the Company’s operational or security systems or infrastructure, including cyberattacks, the failure to maintain current technologies, failure to retain or attract employees, the effect of the Company’s rating under the Community Reinvestment Act, the impact of pandemics on our operations and financial results and those of our customers and the Bank’s ability to successfully integrate acquired operations. These risks and uncertainties are further discussed in the 2023 Form 10-K, under Item 1A - Risk Factors and elsewhere, and subsequent securities filings and should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

OceanFirst Financial Corp.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands)

	December 31, 2024	September 30, 2024	December 31, 2023
	(Unaudited)	(Unaudited)
Assets
Cash and due from banks	$123,615	$214,171	$153,718
Debt securities available-for-sale, at estimated fair value	827,500	911,753	753,892
Debt securities held-to-maturity, net of allowance for securities credit losses of $967 at December 31, 2024, $902 at September 30, 2024, and $1,133 at December 31, 2023 (estimated fair value of $952,917 at December 31, 2024, $1,007,781 at September 30, 2024, and $1,068,438 at December 31, 2023)	1,045,875	1,075,131	1,159,735
Equity investments	84,104	95,688	100,163
Restricted equity investments, at cost	108,634	98,545	93,766
Loans receivable, net of allowance for loan credit losses of $73,607 at December 31, 2024, $69,066 at September 30, 2024, and $67,137 at December 31, 2023	10,055,429	9,963,598	10,136,721
Loans held-for-sale	21,211	23,036	5,166
Interest and dividends receivable	45,914	48,821	51,874
Other real estate owned	1,811	—	—
Premises and equipment, net	115,256	116,087	121,372
Bank owned life insurance	270,208	269,138	266,498
Assets held for sale	—	—	28
Goodwill	523,308	506,146	506,146
Intangibles	12,680	7,056	9,513
Other assets	185,702	159,313	179,661
Total assets	$13,421,247	$13,488,483	$13,538,253
Liabilities and Stockholders’ Equity
Deposits	$10,066,342	$10,116,167	$10,434,949
Federal Home Loan Bank advances	1,072,611	891,860	848,636
Securities sold under agreements to repurchase with customers	60,567	81,163	73,148
Other borrowings	197,546	419,927	196,456
Advances by borrowers for taxes and insurance	23,031	27,282	22,407
Other liabilities	298,393	257,576	300,712
Total liabilities	11,718,490	11,793,975	11,876,308
Stockholders’ equity:
OceanFirst Financial Corp. stockholders’ equity	1,701,650	1,693,654	1,661,163
Non-controlling interest	1,107	854	782
Total stockholders’ equity	1,702,757	1,694,508	1,661,945
Total liabilities and stockholders’ equity	$13,421,247	$13,488,483	$13,538,253

OceanFirst Financial Corp.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	For the Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,
	2024	2024	2023	2024	2023
	|--------------------- (Unaudited) ---------------------|			(Unaudited)
Interest income:
Loans	$135,438	$136,635	$137,110	$545,243	$521,865
Debt securities	19,400	19,449	15,444	77,749	59,273
Equity investments and other	4,782	5,441	7,880	19,181	26,836
Total interest income	159,620	161,525	160,434	642,173	607,974
Interest expense:
Deposits	59,889	62,318	59,467	242,133	172,018
Borrowed funds	16,402	16,988	13,143	66,005	66,225
Total interest expense	76,291	79,306	72,610	308,138	238,243
Net interest income	83,329	82,219	87,824	334,035	369,731
Provision for credit losses	3,467	517	3,153	7,689	17,678
Net interest income after provision for credit losses	79,862	81,702	84,671	326,346	352,053
Other income:
Bankcard services revenue	1,595	1,615	1,531	6,197	5,912
Trust and asset management revenue	416	384	610	1,745	2,529
Fees and service charges	6,207	6,096	5,315	21,791	21,254
Net gain on sales of loans	1,076	505	309	2,358	428
Net (loss) gain on equity investments	(5)	1,420	2,176	4,225	(3,732)
Net loss from other real estate operations	(20)	—	—	(20)	—
Income from bank owned life insurance	2,538	1,779	1,427	7,905	5,280
Commercial loan swap income	86	414	29	879	741
Other	339	2,471	464	5,107	1,212
Total other income	12,232	14,684	11,861	50,187	33,624
Operating expenses:
Compensation and employee benefits	36,602	35,844	32,126	138,341	135,802
Occupancy	5,280	5,157	5,218	20,811	21,188
Equipment	1,026	1,026	1,172	4,250	4,650
Marketing	1,615	1,385	1,112	5,165	4,238
Federal deposit insurance and regulatory assessments	2,517	2,618	4,386	10,955	11,157
Data processing	6,366	5,940	6,430	24,280	24,835
Check card processing	1,134	1,153	991	4,412	4,640
Professional fees	2,620	1,970	2,858	9,483	18,297
Amortization of intangibles	876	803	976	3,333	3,984
Branch consolidation expense, net	—	—	—	—	70
Merger related expenses	110	1,669	—	1,779	22
Other operating expense	6,703	6,171	4,920	23,068	20,029
Total operating expenses	64,849	63,736	60,189	245,877	248,912
Income before provision for income taxes	27,245	32,650	36,343	130,656	136,765
Provision for income taxes	5,083	7,464	8,591	30,266	32,700
Net income	22,162	25,186	27,752	100,390	104,065
Net income attributable to non-controlling interest	253	70	70	325	36
Net income attributable to OceanFirst Financial Corp.	21,909	25,116	27,682	100,065	104,029
Dividends on preferred shares	1,004	1,004	1,004	4,016	4,016
Net income available to common stockholders	$20,905	$24,112	$26,678	$96,049	$100,013
Basic earnings per share	$0.36	$0.42	$0.46	$1.65	$1.70
Diluted earnings per share	$0.36	$0.42	$0.46	$1.65	$1.70
Average basic shares outstanding	58,026	58,065	59,120	58,296	58,948
Average diluted shares outstanding	58,055	58,068	59,123	58,297	58,957

OceanFirst Financial Corp.
SELECTED LOAN AND DEPOSIT DATA
(dollars in thousands)

LOANS RECEIVABLE		At
		December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Commercial:
Commercial real estate - investor		$5,287,683	$5,273,159	$5,324,994	$5,322,755	$5,353,974
Commercial real estate - owner-occupied		902,219	841,930	857,710	914,582	943,891
Commercial and industrial		647,945	660,879	616,400	677,176	666,532
Total commercial		6,837,847	6,775,968	6,799,104	6,914,513	6,964,397
Consumer:
Residential real estate		3,049,763	3,003,213	2,977,698	2,965,276	2,979,534
Home equity loans and lines and other consumer (“other consumer”)		230,462	242,975	242,526	245,859	250,664
Total consumer		3,280,225	3,246,188	3,220,224	3,211,135	3,230,198
Total loans		10,118,072	10,022,156	10,019,328	10,125,648	10,194,595
Deferred origination costs (fees), net		10,964	10,508	10,628	9,734	9,263
Allowance for loan credit losses		(73,607)	(69,066)	(68,839)	(67,173)	(67,137)
Loans receivable, net		$10,055,429	$9,963,598	$9,961,117	$10,068,209	$10,136,721
Mortgage loans serviced for others		$191,279	$142,394	$104,136	$89,555	$68,217
	At December 31, 2024 Average Yield
Loan pipeline (1):
Commercial	8.21%	$197,491	$199,818	$166,206	$66,167	$124,707
Residential real estate	6.69	97,385	137,978	80,330	57,340	49,499
Other consumer	8.60	11,783	13,788	12,586	13,030	8,819
Total	7.74%	$306,659	$351,584	$259,122	$136,537	$183,025

	For the Three Months Ended
	December 31,			September 30,	June 30,	March 31,	December 31,
	2024			2024	2024	2024	2023
	Average Yield
Loan originations:
Commercial	8.33%	$268,613	(2)	$245,886	$56,053	$123,010	$94,294
Residential real estate	6.24	235,370		169,273	121,388	78,270	113,227
Other consumer	8.76	11,204		15,760	16,970	11,405	16,971
Total	7.38%	$515,187		$430,919	$194,411	$212,685	$224,492
Loans sold		$127,508		$65,296	$45,045	$29,965	$20,138
(1)Loan pipeline includes loans approved but not funded.
(2)Excludes commercial loan pool purchases of $76.1 million for the three months ended December 31, 2024.

DEPOSITS	At
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Type of Account
Non-interest-bearing	$1,617,182	$1,638,447	$1,632,521	$1,639,828	$1,657,119
Interest-bearing checking	4,000,553	3,896,348	3,667,837	3,865,699	3,911,766
Money market	1,301,197	1,288,555	1,210,312	1,150,979	1,021,805
Savings	1,066,438	1,071,946	1,115,688	1,260,309	1,398,837
Time deposits (1)	2,080,972	2,220,871	2,367,659	2,320,036	2,445,422
Total deposits	$10,066,342	$10,116,167	$9,994,017	$10,236,851	$10,434,949
(1)Includes brokered time deposits of $74.7 million, $201.0 million, $401.6 million, $543.4 million, and $631.5 million at December 31, 2024, September 30, 2024, June 30, 2024, March 31, 2024, and December 31, 2023, respectively.

OceanFirst Financial Corp.
ASSET QUALITY
(dollars in thousands)

ASSET QUALITY (1)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Non-performing loans:
Commercial real estate - investor	$17,000	$12,478	$19,761	$21,507	$20,820
Commercial real estate - owner-occupied	4,787	4,368	4,081	3,355	351
Commercial and industrial	32	122	434	567	304
Residential real estate	10,644	9,108	7,213	7,181	5,542
Other consumer	3,064	2,063	1,933	2,401	2,531
Total non-performing loans	$35,527	$28,139	$33,422	$35,011	$29,548
Other real estate owned	1,811	—	—	—	—
Total non-performing assets	$37,338	$28,139	$33,422	$35,011	$29,548
Delinquent loans 30 to 89 days	$36,550	$15,458	$9,655	$17,534	$19,202
Modifications to borrowers experiencing financial difficulty (2)
Non-performing (included in total non-performing loans above)	$8,483	$8,409	$8,677	$9,075	$6,420
Performing	33,524	26,655	27,184	15,619	15,361
Total modification to borrowers experiencing financial difficulty (2)	$42,007	$35,064	$35,861	$24,694	$21,781
Allowance for loan credit losses	$73,607	$69,066	$68,839	$67,173	$67,137
Allowance for loan credit losses as a percent of total loans receivable (3)	0.73%	0.69%	0.69%	0.66%	0.66%
Allowance for loan credit losses as a percent of total non-performing loans (3)	207.19	245.45	205.97	191.86	227.21
Non-performing loans as a percent of total loans receivable	0.35	0.28	0.33	0.35	0.29
Non-performing assets as a percent of total assets	0.28	0.21	0.25	0.26	0.22
Supplemental PCD and non-performing loans
PCD loans, net of allowance for loan credit losses	$22,006	$15,323	$16,058	$16,700	$16,122
Non-performing PCD loans	7,931	2,887	2,841	3,525	3,183
Delinquent PCD and non-performing loans 30 to 89 days	2,997	1,279	1,188	2,088	1,516
PCD modifications to borrowers experiencing financial difficulty (2)	738	760	759	764	771
Asset quality, excluding PCD loans (4)
Non-performing loans	27,596	25,252	30,581	31,486	26,365
Non-performing assets	29,407	25,252	30,581	31,486	26,365
Delinquent loans 30 to 89 days (excludes non-performing loans)	33,553	14,179	8,467	15,446	17,686
Modification to borrowers experiencing financial difficulty (2)	41,269	34,304	35,102	23,930	21,010
Allowance for loan credit losses as a percent of total non-performing loans (3)	266.73%	273.51%	225.10%	213.34%	254.64%
Non-performing loans as a percent of total loans receivable	0.27	0.25	0.31	0.31	0.26
Non-performing assets as a percent of total assets	0.22	0.19	0.23	0.23	0.19
(1)The quarter ended September 30, 2024 included the resolution of a single commercial relationship exposure of $7.2 million, which had life-to-date charge-offs of $10.0 million.
(2)Balances include both modifications to borrowers experiencing financial difficulty, in accordance with ASU 2022-02 adopted on January 1, 2023, and previously existing troubled debt restructurings.
(3)Loans acquired from acquisitions were recorded at fair value. The net unamortized credit and PCD marks on these loans, not reflected in the allowance for loan credit losses, was $6.0 million, $5.7 million, $6.1 million, $7.0 million, and $7.5 million at December 31, 2024, September 30, 2024, June 30, 2024, March 31, 2024, and December 31, 2023, respectively.
(4)All balances and ratios exclude PCD loans.

NET LOAN RECOVERIES (CHARGE-OFFS)	For the Three Months Ended
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Net loan recoveries (charge-offs):
Loan charge-offs (1)	$(55)	$(124)	$(1,600)	$(441)	$(98)
Recoveries on loans	213	212	148	92	63
Net loan recoveries (charge-offs)	$158	$88	$(1,452)	$(349)	$(35)
Net loan recoveries (charge-offs) to average total loans (annualized)	NM*	NM*	0.06%	0.01%	—%
Net loan recoveries (charge-offs) detail:
Commercial	$92	$129	$(1,576)	$(35)	$9
Residential real estate	(17)	(6)	87	66	9
Other consumer	83	(35)	37	(380)	(53)
Net loan recoveries (charge-offs)	$158	$88	$(1,452)	$(349)	$(35)
(1)The three months ended June 30, 2024 includes a charge-off related to a single commercial real estate relationship of $1.6 million.
* Not meaningful as amounts are net loan recoveries.

OceanFirst Financial Corp.
ANALYSIS OF NET INTEREST INCOME

	For the Three Months Ended
	December 31, 2024			September 30, 2024			December 31, 2023
(dollars in thousands)	Average Balance	Interest	Average Yield/ Cost (1)	Average Balance	Interest	Average Yield/ Cost (1)	Average Balance	Interest	Average Yield/ Cost (1)
Assets:
Interest-earning assets:
Interest-earning deposits and short-term investments	$195,830	$2,415	4.91%	$210,245	$2,971	5.62%	$396,843	$5,423	5.42%
Securities (2)	2,116,911	21,767	4.09	2,063,633	21,919	4.23	1,863,136	17,901	3.81
Loans receivable, net (3)
Commercial	6,794,158	101,003	5.91	6,782,777	102,881	6.03	6,937,191	105,260	6.02
Residential real estate	3,049,092	30,455	4.00	2,992,138	29,677	3.97	2,957,671	27,934	3.78
Other consumer	236,161	3,980	6.70	242,942	4,077	6.68	250,300	3,916	6.21
Allowance for loan credit losses, net of deferred loan costs and fees	(60,669)	—	—	(59,063)	—	—	(56,001)	—	—
Loans receivable, net	10,018,742	135,438	5.38	9,958,794	136,635	5.46	10,089,161	137,110	5.40
Total interest-earning assets	12,331,483	159,620	5.15	12,232,672	161,525	5.26	12,349,140	160,434	5.16
Non-interest-earning assets	1,213,569			1,206,024			1,243,967
Total assets	$13,545,052			$13,438,696			$13,593,107
Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Interest-bearing checking	$4,050,428	22,750	2.23%	$3,856,281	21,731	2.24%	$3,908,517	19,728	2.00%
Money market	1,325,119	10,841	3.25	1,256,536	11,454	3.63	941,859	7,520	3.17
Savings	1,070,816	2,138	0.79	1,088,926	2,218	0.81	1,446,935	5,193	1.42
Time deposits	2,212,750	24,160	4.34	2,339,370	26,915	4.58	2,596,706	27,026	4.13
Total	8,659,113	59,889	2.75	8,541,113	62,318	2.90	8,894,017	59,467	2.65
FHLB advances	854,748	10,030	4.67	757,535	9,140	4.80	615,172	7,470	4.82
Securities sold under agreements to repurchase	76,856	513	2.66	75,871	491	2.57	80,181	387	1.91
Other borrowings	396,412	5,859	5.88	499,839	7,357	5.86	321,369	5,286	6.53
Total borrowings	1,328,016	16,402	4.91	1,333,245	16,988	5.07	1,016,722	13,143	5.13
Total interest-bearing liabilities	9,987,129	76,291	3.04	9,874,358	79,306	3.20	9,910,739	72,610	2.91
Non-interest-bearing deposits	1,627,376			1,634,743			1,739,499
Non-interest-bearing liabilities	227,221			240,560			292,170
Total liabilities	11,841,726			11,749,661			11,942,408
Stockholders’ equity	1,703,326			1,689,035			1,650,699
Total liabilities and equity	$13,545,052			$13,438,696			$13,593,107
Net interest income		$83,329			$82,219			$87,824
Net interest rate spread (4)			2.11%			2.06%			2.25%
Net interest margin (5)			2.69%			2.67%			2.82%
Total cost of deposits (including non-interest-bearing deposits)			2.32%			2.44%			2.22%

(continued)

	For the Year Ended
	December 31, 2024			December 31, 2023
(dollars in thousands)	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
Assets:
Interest-earning assets:
Interest-earning deposits and short-term investments	$175,611	$9,381	5.34%	$327,539	$17,084	5.22%
Securities (2)	2,084,451	87,549	4.20	1,905,413	69,025	3.62
Loans receivable, net (3)
Commercial	6,836,728	410,978	6.01	6,903,731	400,459	5.80
Residential real estate	2,998,732	117,747	3.93	2,911,246	105,796	3.63
Other consumer	243,360	16,518	6.79	255,359	15,610	6.11
Allowance for loan credit losses, net of deferred loan costs and fees	(59,289)	—	—	(53,477)	—	—
Loans receivable, net	10,019,531	545,243	5.44	10,016,859	521,865	5.21
Total interest-earning assets	12,279,593	642,173	5.23	12,249,811	607,974	4.96
Non-interest-earning assets	1,215,809			1,237,218
Total assets	$13,495,402			$13,487,029
Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Interest-bearing checking	$3,923,846	86,320	2.20%	$3,795,502	52,898	1.39%
Money market	1,214,690	41,948	3.45	794,387	18,656	2.35
Savings	1,169,424	11,422	0.98	1,364,333	9,227	0.68
Time deposits	2,325,638	102,443	4.40	2,440,829	91,237	3.74
Total	8,633,598	242,133	2.80	8,395,051	172,018	2.05
FHLB advances	742,575	35,686	4.81	944,219	46,000	4.87
Securities sold under agreements to repurchase	73,399	1,893	2.58	75,140	931	1.24
Other borrowings	484,406	28,426	5.87	307,368	19,294	6.28
Total borrowings	1,300,380	66,005	5.08	1,326,727	66,225	4.99
Total interest-bearing liabilities	9,933,978	308,138	3.10	9,721,778	238,243	2.45
Non-interest-bearing deposits	1,630,719			1,869,735
Non-interest-bearing liabilities	245,680			262,883
Total liabilities	11,810,377			11,854,396
Stockholders’ equity	1,685,025			1,632,633
Total liabilities and equity	$13,495,402			$13,487,029
Net interest income		$334,035			$369,731
Net interest rate spread (4)			2.13%			2.51%
Net interest margin (5)			2.72%			3.02%
Total cost of deposits (including non-interest-bearing deposits)			2.36%			1.68%
(1)    Average yields and costs are annualized.
(2)    Amounts represent debt and equity securities, including FHLB and Federal Reserve Bank stock, and are recorded at average amortized cost, net of allowance for securities credit losses.
(3)    Amount is net of deferred loan costs and fees, undisbursed loan funds, discounts and premiums and allowance for loan credit losses, and includes loans held for sale and non-performing loans.
(4)    Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(5)    Net interest margin represents net interest income divided by average interest-earning assets.

OceanFirst Financial Corp.
SELECTED QUARTERLY FINANCIAL DATA
(in thousands, except per share amounts)

	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Selected Financial Condition Data:
Total assets	$13,421,247	$13,488,483	$13,321,755	$13,418,978	$13,538,253
Debt securities available-for-sale, at estimated fair value	827,500	911,753	721,484	744,944	753,892
Debt securities held-to-maturity, net of allowance for securities credit losses	1,045,875	1,075,131	1,105,843	1,128,666	1,159,735
Equity investments	84,104	95,688	104,132	103,201	100,163
Restricted equity investments, at cost	108,634	98,545	92,679	85,689	93,766
Loans receivable, net of allowance for loan credit losses	10,055,429	9,963,598	9,961,117	10,068,209	10,136,721
Deposits	10,066,342	10,116,167	9,994,017	10,236,851	10,434,949
Federal Home Loan Bank advances	1,072,611	891,860	789,337	658,436	848,636
Securities sold under agreements to repurchase and other borrowings	258,113	501,090	504,490	492,520	269,604
Total stockholders’ equity	1,702,757	1,694,508	1,676,669	1,665,837	1,661,945

	For the Three Months Ended
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Selected Operating Data:
Interest income	$159,620	$161,525	$159,426	$161,602	$160,434
Interest expense	76,291	79,306	77,163	75,378	72,610
Net interest income	83,329	82,219	82,263	86,224	87,824
Provision for credit losses (excluding Spring Garden)	2,041	517	3,114	591	3,153
Spring Garden opening provision for credit losses	1,426	—	—	—	—
Net interest income after provision for credit losses	79,862	81,702	79,149	85,633	84,671
Other income (excluding equity investments and sale of trust)	12,237	11,826	10,098	9,201	9,685
Net (loss) gain on equity investments	(5)	1,420	887	1,923	2,176
Net gain on sale of trust business	—	1,438	—	1,162	—
Operating expenses (excluding FDIC special assessment and merger related expenses)	64,739	62,067	58,620	58,254	58,526
FDIC special assessment	—	—	—	418	1,663
Merger related expenses	110	1,669	—	—	—
Income before provision for income taxes	27,245	32,650	31,514	39,247	36,343
Provision for income taxes	5,083	7,464	7,082	10,637	8,591
Net income	22,162	25,186	24,432	28,610	27,752
Net income (loss) attributable to non-controlling interest	253	70	59	(57)	70
Net income attributable to OceanFirst Financial Corp.	$21,909	$25,116	$24,373	$28,667	$27,682
Net income available to common stockholders	$20,905	$24,112	$23,369	$27,663	$26,678
Diluted earnings per share	$0.36	$0.42	$0.40	$0.47	$0.46
Net accretion/amortization of purchase accounting adjustments included in net interest income	$20	$741	$1,086	$921	$1,604

(continued)

	At or For the Three Months Ended
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Selected Financial Ratios and Other Data (1) (2):
Performance Ratios (Annualized):
Return on average assets (3)	0.61%	0.71%	0.70%	0.82%	0.78%
Return on average tangible assets (3) (4)	0.64	0.74	0.73	0.85	0.81
Return on average stockholders' equity (3)	4.88	5.68	5.61	6.65	6.41
Return on average tangible stockholders' equity (3) (4)	7.12	8.16	8.10	9.61	9.33
Return on average tangible common equity (3) (4)	7.47	8.57	8.51	10.09	9.81
Stockholders' equity to total assets	12.69	12.56	12.59	12.41	12.28
Tangible stockholders' equity to tangible assets (4)	9.06	9.10	9.08	8.92	8.80
Tangible common equity to tangible assets (4)	8.62	8.68	8.64	8.49	8.38
Net interest rate spread	2.11	2.06	2.11	2.23	2.25
Net interest margin	2.69	2.67	2.71	2.81	2.82
Operating expenses to average assets	1.90	1.89	1.75	1.74	1.76
Efficiency ratio (5)	67.86	65.77	62.86	59.56	60.38
Loans-to-deposits	100.50	99.10	100.30	98.90	97.70

	At or For the Year Ended December 31,
	2024	2023
Performance Ratios:
Return on average assets (3)	0.71%	0.74%
Return on average tangible assets (3) (4)	0.74	0.77
Return on average stockholders' equity (3)	5.70	6.13
Return on average tangible stockholders' equity (3) (4)	8.24	8.97
Return on average tangible common equity (3) (4)	8.65	9.44
Net interest rate spread	2.13	2.51
Net interest margin	2.72	3.02
Operating expenses to average assets	1.82	1.85
Efficiency ratio (5)	63.99	61.71

(continued)

	At or For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2024	2024	2024	2024	2023
Trust and Asset Management:
Wealth assets under administration and management (“AUA/M”)	$147,956	$152,797	$150,519	$236,891	$335,769
Nest Egg AUA/M	431,434	430,413	403,647	407,478	401,420
Total AUA/M	579,390	583,210	554,166	644,369	737,189
Per Share Data:
Cash dividends per common share	$0.20	$0.20	$0.20	$0.20	$0.20
Book value per common share at end of period	29.08	29.02	28.67	28.32	27.96
Tangible book value per common share at end of period (4)	18.98	19.28	18.93	18.63	18.35
Common shares outstanding at end of period	58,554,871	58,397,094	58,481,418	58,812,498	59,447,684
Preferred shares outstanding at end of period	57,370	57,370	57,370	57,370	57,370
Number of full-service customer facilities:	39	39	39	39	39
Quarterly Average Balances
Total securities	$2,116,911	$2,063,633	$2,058,711	$2,098,421	$1,863,136
Loans receivable, net	10,018,742	9,958,794	10,012,491	10,088,771	10,089,161
Total interest-earning assets	12,331,483	12,232,672	12,203,776	12,350,384	12,349,140
Total goodwill and intangibles	534,942	513,731	514,535	515,356	516,289
Total assets	13,545,052	13,438,696	13,441,218	13,556,720	13,593,107
Time deposits	2,212,750	2,339,370	2,337,458	2,414,063	2,596,706
Total deposits (including non-interest-bearing deposits)	10,286,489	10,175,856	10,173,315	10,422,332	10,633,516
Total borrowings	1,328,016	1,333,245	1,325,372	1,214,219	1,016,722
Total interest-bearing liabilities	9,987,129	9,874,358	9,872,522	10,001,968	9,910,739
Non-interest bearing deposits	1,627,376	1,634,743	1,626,165	1,634,583	1,739,499
Stockholders’ equity	1,703,326	1,689,035	1,674,453	1,673,040	1,650,699
Tangible stockholders’ equity (4)	1,168,384	1,175,304	1,159,918	1,157,684	1,134,410
Quarterly Yields and Costs
Total securities	4.09%	4.23%	4.22%	4.27%	3.81%
Loans receivable, net	5.38	5.46	5.46	5.46	5.40
Total interest-earning assets	5.15	5.26	5.25	5.26	5.16
Time deposits	4.34	4.58	4.46	4.24	4.13
Total cost of deposits (including non-interest-bearing deposits)	2.32	2.44	2.37	2.31	2.22
Total borrowed funds	4.91	5.07	5.19	5.14	5.13
Total interest-bearing liabilities	3.04	3.20	3.14	3.03	2.91
Net interest spread	2.11	2.06	2.11	2.23	2.25
Net interest margin	2.69	2.67	2.71	2.81	2.82
(1)    With the exception of end of quarter ratios, all ratios are based on average daily balances.
(2)    Performance ratios for each period are presented on a GAAP basis and include non-core operations. Refer to “Non-GAAP Reconciliation.”
(3)    Ratios for each period are based on net income available to common stockholders.
(4) Tangible stockholders’ equity and tangible assets exclude goodwill and other intangibles. Tangible common equity (also referred to as “tangible book value”) excludes goodwill, intangibles and preferred equity. Refer to “Non-GAAP Reconciliation.”
(5)    Efficiency ratio represents the ratio of operating expenses to the aggregate of other income and net interest income.

OceanFirst Financial Corp.
OTHER ITEMS
(dollars in thousands, except per share amounts)

NON-GAAP RECONCILIATION

	For the Three Months Ended
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Core Earnings:
Net income available to common stockholders (GAAP)	$20,905	$24,112	$23,369	$27,663	$26,678
(Less) add non-recurring and non-core items:
Spring Garden opening provision for credit losses	1,426	—	—	—	—
Net loss (gain) on equity investments	5	(1,420)	(887)	(1,923)	(2,176)
Net gain on sale of trust business	—	(1,438)	—	(1,162)	—
FDIC special assessment	—	—	—	418	1,663
Merger related expenses	110	1,669	—	—	—
Income tax (benefit) expense on items	(388)	270	188	642	129
Core earnings (Non-GAAP)	$22,058	$23,193	$22,670	$25,638	$26,294
Income tax expense	$5,083	$7,464	$7,082	$10,637	$8,591
Provision for credit losses	3,467	517	3,114	591	3,153
Less: non-core provision for credit losses	1,426	—	—	—	—
Less: income tax (benefit) expense on non-core items	(388)	270	188	642	129
Core earnings PTPP (Non-GAAP)	$29,570	$30,904	$32,678	$36,224	$37,909
Core diluted earnings per share	$0.38	$0.39	$0.39	$0.44	$0.45
Core earnings PTPP diluted earnings per share	$0.51	$0.53	$0.56	$0.62	$0.65

Core Ratios (Annualized):
Return on average assets	0.65%	0.69%	0.68%	0.76%	0.77%
Return on average tangible stockholders’ equity	7.51	7.85	7.86	8.91	9.20
Return on average tangible common equity	7.89	8.24	8.26	9.36	9.67
Efficiency ratio	67.74	66.00	63.47	61.05	60.02

(continued)

	For the Years Ended December 31,
	2024	2023
Core Earnings:
Net income available to common stockholders (GAAP)	$96,049	$100,013
(Less) add non-recurring and non-core items:
Spring Garden opening provision for credit losses	1,426	—
Net gain on equity investments (1)	(4,225)	(876)
Net loss on sale of investments (1)	—	5,305
Net gain on sale of trust business	(2,600)	—
FDIC special assessment	418	1,663
Merger related expenses	1,779	22
Branch consolidation expense, net	—	70
Income tax expense (benefit) on items	712	(1,479)
Core earnings (Non-GAAP)	$93,559	$104,718
Income tax expense	$30,266	$32,700
Provision for credit losses	7,689	17,678
Less: non-core provision for credit losses	1,426	—
Less: income tax expense (benefit) on non-core items	712	(1,479)
Core earnings PTPP (Non-GAAP)	$129,376	$156,575
Core diluted earnings per share	$1.60	$1.78
Core earnings PTPP diluted earnings per share	$2.22	$2.66

Core Ratios:
Return on average assets	0.69%	0.78%
Return on average tangible stockholders’ equity	8.03	9.39
Return on average tangible common equity	8.43	9.89
Efficiency ratio	64.57	60.61
(1) The sale of specific positions in two financial institutions impacted both equity investments and debt securities for the three months ended March 31, 2023. On the Consolidated Statements of Income, the losses on sale of equity investments and debt securities are reported within net gain (loss) on equity investments ($4.6 million) and other ($697,000), respectively, for the three months ended March 31, 2023.

(continued)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2024	2024	2024	2024	2023
Tangible Equity:
Total stockholders' equity	$1,702,757	$1,694,508	$1,676,669	$1,665,837	$1,661,945
Less:
Goodwill	523,308	506,146	506,146	506,146	506,146
Intangibles	12,680	7,056	7,859	8,669	9,513
Tangible stockholders’ equity	1,166,769	1,181,306	1,162,664	1,151,022	1,146,286
Less:
Preferred stock	55,527	55,527	55,527	55,527	55,527
Tangible common equity	$1,111,242	$1,125,779	$1,107,137	$1,095,495	$1,090,759

Tangible Assets:
Total assets	$13,421,247	$13,488,483	$13,321,755	$13,418,978	$13,538,253
Less:
Goodwill	523,308	506,146	506,146	506,146	506,146
Intangibles	12,680	7,056	7,859	8,669	9,513
Tangible assets	$12,885,259	$12,975,281	$12,807,750	$12,904,163	$13,022,594

Tangible stockholders' equity to tangible assets	9.06%	9.10%	9.08%	8.92%	8.80%
Tangible common equity to tangible assets	8.62%	8.68%	8.64%	8.49%	8.38%